                                                                    Exhibit 8(e)

                          FUND PARTICIPATION AGREEMENT



        The Providentmutual Life and Annuity Company of America (the "Company") and TCI Portfolios, Inc. ("TCIP") and its investment adviser, Investors Research Corporation ("Investors Research") hereby agree to an arrangement whereby shares of TCI Growth and TCI Balanced (the "Funds") shall be made available to serve as underlying investment media for variable life insurance contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:

1.      ESTABLISHMENT OF SEPARATE ACCOUNT; AVAILABILITY OF FUNDS;
TCIP COMPLIANCE.

        (a) The Company represents that it has established Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Managed Separate Account, Provident Mutual Variable Zero Coupon Bond Separate Account, Provident Mutual Variable Aggressive Growth Separate Account, and Provident Mutual Variable International Separate Account, and the Provident Mutual Variable Separate Account, separate accounts under Pennsylvania law, and has registered them as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"). The Provident Mutual Variable Separate Account (the "Account") will serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to separate subaccounts of the Account for investment in the shares of a specified investment company selected among those companies available through the Account to act as underlying investment media. Selection of a particular investment company is made by the Contract owner, who may change such selection from time to time in accordance with the terms of the applicable Contract.

        (b) TCIP represents and warrants that shares of the Funds sold pursuant to this Agreement shall be registered under the Securities Act of 1933 and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable state and federal law prior to their sale, and that TCIP is and shall remain registered under the 1940 Act for so long as the shares of the Funds are sold. TCIP further represents and warrants that the Funds currently qualify and will make every reasonable effort to continue to qualify as Regulated Investment Companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain such qualification (under Subchapter M or any successor or similar provision) as long as Contract owners remain invested in one or both of the Funds, and that TCIP will notify the Company immediately upon having a reasonable basis for believing that either of the Funds has ceased to so qualify or that either of the Funds might not so qualify in the future. TCIP agrees that its shares will be sold only to insurance companies and their separate accounts with which it has entered into participation agreements substantially identical to this Agreement. TCIP further represents and warrants that the Funds will comply with Section 817(h) of the

Code, and all regulations issued thereunder, and that TCIP will notify the Company immediately upon having a reasonable basis for believing that either of the Funds has ceased to so comply or that either of the Funds might not so qualify in the future.

2.      MARKETING AND PROMOTION.

        The Company agrees to use reasonable efforts to market its Contracts. The prospectuses and sales literature for the Contracts will not give undue emphasis to investment choices offered under the Contracts other than the Funds to the detriment of the Funds. In addition, the Company shall not impose any fee, condition, rule or regulation for the use by Contract owners of the Fund as an investment option that operates to the specific prejudice of the Funds, vis-a-vis the other investment options offered by the Company to Contract owners. In marketing and administering its Contracts, the Company will comply in all material respects with all applicable state and Federal laws.

3.      PRICING INFORMATION; ORDERS; SETTLEMENT.

        (a) TCIP will make shares of the Funds available to be purchased by the Company on behalf of the Account at the net asset value applicable to each order. Shares of the Funds shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of the Contracts. Issuance and transfer of the shares of the Funds will be by book entry only.

        (b) TCIP hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for

Shares of the Funds from the Account, based on allocations of net amounts to subaccounts of the Account and other transactions relating to the Contracts or the Account. Such orders for shares of the Funds for the Account, based on premiums and transaction requests received by the Company from Contract owners prior to the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day, a "business day") and other Contract transactions effected as of the close of business on such business day, will be executed by TCIP at the net asset value for such shares determined as of the close of the Exchange on such business day. Any orders for shares of the Funds for the Account, based on premiums or transaction requests received by the Company from Contract owners on such day but after the close of the Exchange, will be executed by TCIP at the net asset value determined as of the close of business on the next business day following the day of receipt of such order.

        (c) TCIP shall furnish as soon as reasonably practicable (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the shares of the Funds in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. TCIP shall notify the Company by the end of the next following business day of the number of shares so issued as payment of such dividends and distributions.

        (d) TCIP will provide to the Company closing net asset value, dividend and capital gain information as of the close of the Exchange each business day by 6:00 p.m. Eastern Time on such day. The Company will send directly to TCIP or its specified agent orders to purchase and/or redeem shares of the Funds on the basis of such closing net asset value by 10:00 a.m. Eastern Time the following business day. Payment for purchases of shares of the Funds (net of proceeds payable on contemporaneous redemptions of shares of the Funds) will be wired by the Company to a custodial account designated by TCIP in writing pursuant to
Section 13(b) of the Agreement to coincide with the order for shares of the Funds. If TCIP provides incorrect share net value information, the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, the Company shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected) . Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to the Company. Any error of a lesser amount shall be corrected in the next business day's net asset value per share.

        (e) Payment for net redemptions of shares of the Funds will be wired by TCIP from the TCIP custodial account to an account designated by the Company in writing pursuant to Section 13(b) of the Agreement, the next business day after the Company transmits the redemption order to TCIP.

4.      EXPENSES.

        (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by TCIP under this Agreement shall be paid by Investors Research or TCIP, including the cost of registration of TCIP's shares with the Securities and Exchange Commission (the "SEC") and in states where required.

        (b) TCIP shall provide to the Company its proxy material, periodic fund reports to shareholders and other material that are required by law to be sent to Contract owners, in each case in a sufficient quantity for distribution to Contract owners. In addition, TCIP shall provide the Company with a sufficient quantity of its prospectuses and statements of additional information to be used in connection with the offerings and transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by TCIP (or Investors Research to the extent that TCIP may not bear such costs), and the cost of distributing such materials shall be paid the Company.

5. REPRESENTATIONS.

        The Company and its agents shall not, without the written consent of TCIP, make written representations concerning TCIP or its shares except those contained in the then current prospectuses and statements of additional information, and in the then current printed sales literature of TCIP. Investors Research,

TCIP and their agents shall not, without the written consent of the Company, make written representations concerning the Company, the Account, or the Contracts except those contained in the then current prospectus and statement of additional information and in the then current printed sales literature for the Contracts.

6.      ADMINISTRATION.

        (a) Administrative services for the Account or for purchasers of Contracts are the responsibility of the Company and shall not be the responsibility of TCIP or Investors Research. Administrative services for the Funds and for purchasers of shares of the Funds are the responsibility of TCIP or Investors Research.

        (b) TCIP and Investors Research recognize the Company as the sole shareholder of TCIP shares issued under this Agreement. TCIP and Investors Research further recognize that they will derive a substantial savings in administrative expenses, such as significant reductions in postage expense and shareholder communications and recordkeeping, by virtue of having a sole shareholder of record rather than multiple shareholders having record ownership of the shares issued under this Agreement.

        (c) The parties understand that Investors Research customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company with respect to investments in shares of the Funds issued under this Agreement. In consideration of the administrative savings resulting from such arrangement, Investors
Research agrees to pay to the Company an amount equal to    basis points (-

__%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate market value of investments by the Company (on behalf of the Contract owners) in the Funds exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Funds reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Funds drops below $10 million. The parties agree that Investors Research's payments to the Company, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

        (d) For the purposes of computing the payment to the Company contemplated by this Section 6, the average aggregate amount invested by the Company over a one month period shall be computed by totalling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during such month.

        (e) Investors Research will calculate the payment contemplated by this
Section 6 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the monthly amounts payable by

Investors Research and such other supporting data as may be reasonably requested by the Company.

7.   TERMINATION.

        This agreement shall terminate as to the sale and issuance of new
Contracts:

        (a) at the option of either the Company or TCIP upon six months' advance written notice to the other; provided, however, that the Company may terminate this Agreement immediately upon written notice to TCIP as to the sale and issuance of new Contracts if the Company reasonably determines in good faith that it is no longer in the interests of Contract owners or consistent with the purposes of the Contracts to continue to offer the Funds as investment options;

        (b) at the option of the Company if TCIP shares are not available for any reason to meet the requirements of the Contracts as determined by the Company, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

        (c) at the option of either the Company or TCIP, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, or TCIP by the National Association of Securities Dealers, Inc. (the "NASD") the SEC or any other regulatory body;

        (d) at the option of TCIP, if TCIP reasonably determines in good faith that the Company is not offering shares of the Funds in conformity with the terms of this Agreement;

        (e) upon termination of the Management Agreement between TCIP and Investors Research, notice of the occurrence of which shall be promptly furnished to the Company; PROVIDED, HOWEVER, that this subsection (e) shall not be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between TCIP and Investors Research;

        (f) upon the requisite vote of Contract owners having an interest in TCIP to substitute for the TCIP's shares the shares of another investment company in accordance with the terms of Contracts for which TCIP's shares had been selected to serve as the underlying investment medium; PROVIDED, HOWEVER, that the Company shall give 60 days' written notice to TCIP of any proposed vote to replace the Funds' shares;

        (g) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

        (h) if TCIP's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of shares of the Funds as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur;

        (i) termination by the Company by written notice to the TCIP with respect to either Fund in the event that such Fund fails to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in this Agreement or if the

Company reasonably believes that the Fund may fail to meet either of those requirements; or

8.      CONTINUATION OF AGREEMENT.

        (a) Termination as the result of any cause listed in Section 7 shall not affect TCIP's obligation to maintain an account in the name of the Company on behalf of those Contract owners who selected one or both of the Funds as an investment option prior to the termination of this Agreement (these contracts referred to hereinafter as "Existing Contracts"); PROVIDED, HOWEVER, TCIP shall have no administrative services payment obligation to the Company after such termination. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 8(a) shall not apply to any terminations under Section 12 and the effect of such Section 12 terminations shall be governed by Section 12 of this Agreement.

        (b) Each party's obligation under Section 11 to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, the provisions of Sections 1(b), 4, 9(b), and 10 shall also survive and not be affected by any termination of this Agreement.

9.      ADVERTISING MATERIALS; FILED DOCUMENTS.

        (a) Advertising and literature with respect to TCIP prepared by the Company or its agents for use in marketing its Contracts will be submitted to TCIP for review before such material is submitted to the SEC or NASD for review. Advertising and literature with respect to the Company, the Account or the Contracts prepared by TCIP or Investors Research for use in marketing TCIP or the Funds will be submitted to the Company for review before use.

        (b) TCIP will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, no-action letters, exemptive applications and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities. The Company will provide to TCIP at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, no-action letters, exemptive applications and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

10.     PROXY VOTING.

        (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges, unless the Company determines that pass-through voting privileges are not required under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act and notifies TCIP of its determination. It shall be the responsibility of the Company to assure that the Account and the separate accounts of the other Participating Companies (as defined in Section 12(a) below) participating in any Fund calculate voting privileges in a consistent manner as required by the Shared Funding Exemptive Order (as defined in Section 12(a) below) . TCIP hereby confirms that the manner in which the Company currently calculates voting privileges is consistent with the manner in which other Participating Companies so calculate voting privileges. TCIP and Investors Research will notify the Company if either becomes aware that another Participating Company has changed the manner in which it so calculates voting privileges.

        (b) So long as it shall be required to provide pass-through voting privileges, the Company will distribute to Contract owners all proxy material furnished by TCIP and will vote shares in accordance with instructions received from such Contract owners, except as provided in Section 10(a) hereof. The Company shall vote TCIP shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for TCIP shares held for Contract owners unless it reasonably concludes in good faith that under applicable law it has a duty to do so.

        (c) TCIP will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Funds will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Funds are not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Funds will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

11.  INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless TCIP and each of its directors, officers, employees, agents and each person, if any, who controls TCIP or its investment adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which TCIP or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof): (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus, statement of additional information or sales literature of the Company (or any amendment or supplement thereto) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses, statements of additional information or sales literature of TCIP) of the Company or its agents, with respect to the sale and distribution of Contracts for which the shares of the Funds are the underlying investment; or (ii) result from a breach of a material provision of this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by TCIP or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by TCIP specifically for use therein. This indemnity agreement will be in addition to any liability which Company may otherwise have; PROVIDED, HOWEVER, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

        (b) Investors Research agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Funds, TCIP or Investors Research, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) result from a breach by TCIP or Investors Research of a material provision of this Agreement. Investors Research will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Investors Research will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses in conformity with written materials furnished to TCIP by the Company specifically for use therein. This indemnity agreement will be in addition to any liability which Investors Research may otherwise have; PROVIDED,

HOWEVER, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnified party proceeds with the defense, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

12.  POTENTIAL CONFLICTS.

        (a) The Company has received a copy of an application for exemptive relief, as amended, filed by TCIP on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of TCIP (the "Board") will monitor TCIP for the existence of any material irreconcilable conflict between the interests of the contractholders of all separate accounts ("Participating Companies") investing in TCIP. An irreconcilable material conflict may arise for a variety of reasons, including:

(i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities;
(iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contractholders and variable life insurance contractholders; or (vi) a decision an insurer to disregard the voting instructions of contractholders. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

        (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contractholder voting instructions are disregarded.

        (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material reconcilable conflict exists with regard to contractholder investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

        (i) withdrawing the assets allocable to the Account from the Funds and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contractholders and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners) that votes in favor of such segregation, or offering to the affected contract-holders the option of making such a change; and/or

        (ii) establishing a new registered management investment company or managed separate account.

        (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contractholders having an interest in TCIP, the Company at its sole cost, may be required, at the Board's election, to withdraw the Account's investment in TCIP and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material reconcilable conflict as determined by a majority of the disinterested members of the Board.

        (e) For the purpose of this Section 12, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will TCIP be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 12 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

        (f) If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) TCIP and/or the Participating Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) the applicable sections of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

13. MISCELLANEOUS.

        (A) AMENDMENT AND WAIVER. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

        (b) NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following dresses, or at such other addresses as may be designated by notice from such party to all other parties.

        To the Company:

               Providentmutual Life and Annuity
               Company of America
               1600 Market Street
               Philadelphia, PA  19103
               Attention:      Linda E. Senker

        To TCIP or Investors Research:

               TCI Portfolios, Inc.
               4500 Main Street
               Kansas City, Missouri 64111
               Attention:      Patrick A. Looby

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

        (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this agreement by signing any such counterpart.

        (e) SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        (f)     APPLICABLE LAW.

        (i) This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

        (ii) This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

        (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this ____ day of ________________ , 1994.



                                   PROVIDENTMUTUAL LIFE AND ANNUITY
                                   COMPANY OF AMERICA


                                   By  ______________________________
                                       Name: _________________________
                                       Title: _______________________


                                   INVESTORS RESEARCH CORPORATION



                                   By  _______________________________
                                       Name:   William M. Lyons
                                       Title:  Senior Vice President


                                   TCI PORTFOLIOS, INC.



                                   By_________________________________
                                      Name:  Patrick A. Looby
                                      Title:  Vice President